UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Litman Gregory Funds Trust

(Exact name of registrant as specified in its charter)

Delaware	93-3959145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2301 Rosecrans Avenue, Suite 2150, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which to be so registered
Polen Capital Global SMID Company Growth ETF	NYSE Arca Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File No. 811-07763 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares (the “Shares”) of Polen Capital Global SMID Company Growth ETF (the “Fund”), a series of the Litman Gregory Funds Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 132 to the Trust’s Registration Statement under the Securities Act of 1933 (the “Securities Act”) on Form N-1A filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2023 (Commission File No. 333-10015), which description is incorporated herein by reference as filed with the Commission, including any forms of prospectuses filed by the Trust pursuant to Rule 497 under the Securities Act. Any form of amendment or supplement to the Trust’s Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

The Shares to be registered hereunder have been approved for listing on the NYSE Arca, Inc. under the symbol PCGS for the Polen Capital Global SMID Company Growth ETF.

Item 2. Exhibits.

1.	Agreement and Declaration of Trust is incorporated by reference to the Registrant’s initial Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 12, 1996.

2.	Amendment to Agreement and Declaration of Trust is incorporated by reference to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on November 15, 1996.

3.	Amendment to Agreement and Declaration of Trust dated December 4, 2008 is incorporated by reference to Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on September 2, 2011.

4.	Amendment to Agreement and Declaration of Trust dated August 31, 2011 is incorporated by reference to Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on September 2, 2011.

5.	By-laws are incorporated by reference to Post-Effective Amendment No. 57 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on April 30, 2014.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Litman Gregory Funds Trust

Date May 16, 2024

By	/s/ John M. Coughlan
John M. Coughlan, Treasurer